Exhibit 1.01 - Conflict Minerals Report (CMR)

Conflict Minerals Report of Eni SpA

Section 1: Introduction and Company Overview

This is the Conflict Minerals Report of Eni SpA (herein referred to as "Eni", the "Company", "we", "us", or "our") for calendar year 2014 in accordance with Rule 13p-1 under the Securities and Exchange Act of 1934 ("Rule 13p-1").

Our products and business segments or subsidiaries under the scope of the statute are described in Form SD.

Section 2: Due diligence framework

In accordance with Rule 13p-1, we undertook due diligence efforts on the source and chain of custody of the Necessary Conflict Minerals in our products, as described in Form SD. We acknowledge the due diligence framework as set forth in the internationally recognized Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas ("OECD Framework") of the Organization for Economic Cooperation and Development (OECD) and we are designing and implementing our due diligence measures accordingly.

Section 3: Due diligence approach

Eni’s due diligence efforts for 2014 included the following five steps:

Step 1: Establish Company management systems

  Conflict Minerals team
  We have established a cross functional Conflict Minerals project team comprising executive level management with coordinators from each business unit involved, to direct the overall efforts of the Conflict Minerals compliance program. This team has been sponsored by the Company’s CFRO and the compliance program has been approved by the Company’s highest management committees which include the heads of Eni’s business units and central departments. Our business segments and subsidiaries involved in the program have also established teams responsible for conducting, supervising and coordinating all relevant activities at divisional level and reporting to the Group’s management team regarding the results of the activities performed. Finally, we are in the process of adopting internal, Group-level procedures and rules so as to raise awareness about our intention to establish a responsible supply chain and in order to establish Group guidelines on how to design and conduct a due diligence on conflict minerals.

  Conflict Minerals policy
  We have established and updated a policy with respect to the sourcing of minerals from the Covered Countries and published this Group policy on our external website at http://www.eni.com/en_IT/sustainability/business-ethics/human-rights-supply-chain/human-rights-supply-chain.shtml. In this policy we confirm our commitment to corporate sustainability and respecting and promoting human rights in our operations and the activities performed by our Business Partners. This policy is reviewed annually by our senior management team in charge of promoting the Conflict Minerals program.

  Supplier engagement
  Eni has in place guidelines, procedures and standard contractual terms & conditions that, among other things, require compliance with human rights framework as a prerequisite for qualification to do business with Eni and with the Eni Code of Ethics and Human Rights Guidelines as contractual obligations towards Eni. Our standard contractual terms and conditions regarding the supply of products that contain or may contain conflict minerals have been updated to include binding and clear-cut requirements regarding conflict minerals and responsible sourcing. For each new contracts, suppliers are now required to maintain procedures reasonably designed to ensure that any conflict minerals sold to Eni are sourced in accordance to the principle of a responsible supply chain, and are required to promptly notify us in case of any breaches of this covenant. No such notifications have been received so far. We have also increased efforts to explain to our suppliers the importance to Eni of their collaboration and commitment to our compliance program. As part of these efforts, we also held a due diligence day at our headquarters with our highest-risk suppliers identified to date. During this event, we explained our commitment in establishing a responsible supply chain and what we would expect from our supplying partners. We also provided our suppliers with a full set of information about how to fill the RCOI questionnaire and how to engage other suppliers along the supply chain. We are engaging with our high-risk suppliers to promote tracing of their supply chain for the purpose of verifying whether our Necessary Conflict Minerals may have financed conflicts in the Covered Countries.

  Collaboration with other operators
  Eni approached other operators with comparable supply chains in terms of reach and complexity. By cooperating with these entities, we can benchmark our due diligence steps with those adopted by other issuers and share information and methodologies, including with respect to the engagement of suppliers and the assessment and evaluation of their representations.

  Grievance mechanism
  Eni has in place a procedure for reporting any violation of our guidelines on the respect of human rights and/or other part of our compliance program via a whistle blowing mechanism whereby alleged violations can be reported to Eni via existing grievance channels for ethics or compliance violations via our external website at http://www.eni.com/portal/tools/processSegnalazione.do?locale=en_IT.

Step 2 and Step 3: Identify, assess and respond to risks in the supply chain

To identify, assess and respond to risks in the supply chain, we undertook the following measures:

  We conducted a supply chain survey which involved our high-risk suppliers as described in Form SD. This survey was based on the Electronics Industry Citizenship Coalition/Global e-Sustainability Initiative Conflict Minerals Reporting Template.

  The responses received from our suppliers about the country of origin of the Necessary Conflict Minerals provided to us were reviewed to assess their reliability.

  Our segment and subsidiaries teams subjected survey responses to due diligence measures when we had reason to believe that suppliers may have provided Necessary Conflict Minerals that originated from the Covered Countries and that were not from recycled or scrap sources. This included incomplete, inconsistent or missing supplier responses or where suppliers were unable to identify the countries of origin of the Necessary Conflict Minerals supplied to Eni.

  We requested suppliers who sent us incomplete or inconsistent responses to review the questionnaire providing them the necessary assistance on how to complete the questionnaire with, among other things, explanatory instructions.

  Suppliers that did not respond to the initial survey request were sent escalation letters requesting that they provide a response. As discussed above, we held a due diligence day which was addressed to those suppliers who confirmed to us that they supplied conflict minerals to Eni, as well as non-responsive suppliers. The majority of the suppliers who were invited to this event attended and were given more information on how to trace the conflict minerals back to the smelters or the countries of origin. A minor number of suppliers missed the event. We are assessing the position of such suppliers with a view to a possible disengagement.

  Our executive management team in charge of the Conflict Minerals program was informed of the nature and overall risk of supplier responses received. Management reporting materials were prepared summarizing the results of the risk assessment process.

Step 4: Carry out independent third-party audit of smelter/refiner due diligence practices

We do not have any direct relationship with any smelter or refinery in our supply chain. Furthermore, we did not perform or direct audits of smelters and refiners in 2014. In our due diligence efforts we will consider utilizing cross-industry initiatives such as those led by the Electronics Industry Citizenship Coalition (EICC) and the Global e-Sustainability Initiative (GeSI) such as the Conflict Free Smelter Initiative (CFSI) to conduct smelter and refiner due diligence. In the future, we will also explore other options.

Step 5: Report annually on supply chain due diligence

In accordance with OECD Guidance and the SEC Final Rule, this report and the associated Form SD are available online at http://www.eni.com/en_IT/sustainability/business-ethics/human-rights-supply-chain/human-rights-supply-chain.shtml.

Section 4: Due diligence results

As a downstream consumer of conflict minerals, we rely on our suppliers to gather information about smelters and refiners that processed the Necessary Conflict Minerals contained in the specific products or components that the suppliers provided to Eni. We improved our due diligence efforts in 2014 in order to trace the supply chain for our Necessary Conflict Minerals. Several of the responses received from suppliers provide us with sufficient information to be able to identify the smelters relating to the components of our products. Accordingly, at this stage, at least with regard to a number of our suppliers of conflict minerals, we are able to determine which specific smelters or refineries were part of the supply chain of the components that we used to manufacture products in 2014. See Annex I for a list of smelters or refiners where the Necessary Conflict Minerals supplied to us in 2014 were sourced. However, certain suppliers did not provide to us any responses and there is no assurance that, even the suppliers that responded did not use other smelters in addition to the ones indicated to us. Finally, we were not provided with any conclusive determination about the countries of origin of our Necessary Conflict Minerals, or whether they were from recycled or scrap sources.

Section 5: Continuous improvement efforts to mitigate risk

We intend to take the following steps to improve the number and quality of supplier responses in the near future and to mitigate any risk that the Necessary Conflict Minerals used in our products may benefit armed groups:

  strengthen engagement with our high-risk suppliers who responded to our RCOI in order to obtain conclusive information about the countries of origin of our Necessary Conflict Minerals. We made progress in engaging with these suppliers in 2014 and we intend to increase our collaboration with them going forward by continuously sharing information and by tracing the supply chain;

  work with suppliers who provided responses containing red flags, including non-responsive suppliers, by helping them understand the importance of this initiative to Eni and by encouraging their participation also by providing them explanatory materials. We will also evaluate disengaging consistently reticent and non-collaborative suppliers;

  continue to train our suppliers of conflict minerals providing them written explanations, reports, instructions and engaging in training sessions that cover the legal background for this matter and the importance of ethical sourcing to us;

  continue to raise awareness both internally and with our high-risk suppliers about Eni’s commitment to fully trace the entire supply chain back to the countries of origin of our Necessary Conflict Minerals;

  continue to support responsible in-region mineral sourcing from the Covered Countries in order to not negatively affect the economies of such countries. We will seek not to eliminate conflict minerals originating in the Covered Countries but rather to obtain conflict minerals from sources that do not benefit armed groups in the region;

  strengthen our collaboration with other operators and industry working groups in order to share information, processes and methodologies for tracing the supply chain;

  evaluate participation in other joint initiatives based on the literature produced by the Electronics Industry Citizenship Coalition (EICC) and the Global e-Sustainability Initiative (GeSI), which supports the responsible sourcing of minerals through the development of a Conflict-Free Smelter (CFS) program;

  consider performing a due diligence of any given smelter should our supply chain findings lead to a non-certified smelter or refiner; and

  reiterate assessment process of our product portfolio and suppliers to obtain a complete map of Eni’s areas of risks.

Section 6: Independent audit

Pursuant to Rule 13p-1, Eni is not required to obtain an independent private sector audit of its due diligence process which is ongoing.

Safe harbor statement
Certain disclosures contained herein contain forward-looking statements regarding future events and the future results of Eni that are based on current expectations, plans, forecasts, and projections about Eni’s future due diligence steps and procedures. Words such as "expects", "anticipates", "targets", "goals", "projects", "intends", "plans", "believes", "seeks", "estimates", "evaluates" variations of such words, and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict because they relate to events and depend on circumstances that will occur in the future.
Therefore, Eni’s actual results may differ materially and adversely from those expressed or implied in any forward-looking statements. Any forward-looking statements made by or on behalf of Eni speak only as of the date they are made. Eni does not undertake to update forward-looking statements to reflect any changes in Eni’s expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. The reader should, however, consult any further disclosures Eni may make in documents it files with the US SEC.

Annex I

Subject Mineral	Smelter or Refiner Name	Country location of Smelter or Refiner	CFSI compliant

Gold	Advanced Chemical Co	United States
Gold	Aida Chemical Industries Co Ltd	Japan	X
Gold	Allgemeine Gold-und Silberscheideanstalt AG	Germany	X
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Córrego do Sítio Minerção	Brazil	X
Gold	AngloGold Ashanti Mineração Ltda	Brazil	X
Gold	Argor-Heraeus SA	Switzerland	X
Gold	Asahi Pretec Corp	Japan	X
Gold	Asaka Riken Co Ltd	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret AS	Turkey	X
Gold	Aurubis AG	Germany	X
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Bauer Walser AG	Germany
Gold	Boliden AB	Sweden	X
Gold	C. Hafner GmbH + Co KG	Germany	X
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corp	Canada	X
Gold	Cendres & Métaux SA	Switzerland
Gold	Central Bank of the DPR of Korea	Korea, Republic of
Gold	Chimet SpA	Italy	X
Gold	China National Gold Group Corp	China
Gold	Chugai Mining	Japan
Gold	Codelco	Chile
Gold	Colt Refining	United States
Gold	Daejin Indus Co Ltd	Korea, Republic of
Gold	Daye Non-Ferrous Metals Mining Ltd	China
Gold	Do Sung Corp	Korea, Republic of
Gold	Doduco	Germany
Gold	Dowa	Japan	X
Gold	Eco-System Recycling Co, Ltd	Japan	X
Gold	FSE Novosibirsk Refinery	Russian Federation
Gold	Gansu Seemine Material Hi-Tech Co Ltd	China
Gold	Guangdong Jinding Gold Ltd	China
Gold	Hangzhou Fuchunjiang Smelting Co, Ltd	China
Gold	Heimerle + Meule GmbH	Germany	X

Gold	Heraeus Ltd Hong Kong	Hong Kong	X
Gold	Heraeus Precious Metals GmbH & Co KG	Germany	X
Gold	Hunan Chenzhou Mining Group Co, Ltd	China
Gold	Hwasung CJ Co Ltd	Korea, Republic of
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co Ltd	China
Gold	Ishifuku Metal Industry Co, Ltd	Japan	X
Gold	Istanbul Gold Refinery	Turkey	X
Gold	Japan Mint	Japan	X
Gold	Jiangxi Copper Co Ltd	China
Gold	Johnson Matthey Inc	United States	X
Gold	Johnson Matthey Ltd	Canada	X
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	X
Gold	JSC Uralectromed	Russian Federation	X
Gold	JX Nippon Mining & Metals Co, Ltd	Japan	X
Gold	Kazzinc	Kazakhstan	X
Gold	Kennecott Utah Copper Llc	United States	X
Gold	Kojima Chemicals Co, Ltd	Japan	X
Gold	Korea Metal Co Ltd	Korea, Republic of
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	L’azurde Company For Jewelry	Saudi Arabia	X
Gold	Lingbao Gold Co Ltd	China
Gold	Lingbao Jinyuan Tonghui Refinery Co Ltd	China
Gold	LS-NIKKO Copper Inc	Korea, Republic of	X
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	China
Gold	Materion	United States	X
Gold	Matsuda Sangyo Co, Ltd	Japan	X
Gold	Metalor Technologies (Hong Kong) Ltd	Hong Kong	X
Gold	Metalor Technologies (Singapore) Pte Ltd	Singapore	X
Gold	Metalor Technologies SA	Switzerland	X
Gold	Metalor USA Refining Corp	United States	X
Gold	Metalúrgica Met-Mex Peñoles, SA de CV	Mexico	X
Gold	Mitsubishi Materials Corp	Japan	X
Gold	Mitsui Mining and Smelting Co, Ltd	Japan	X
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. AS	Turkey	X
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Nihon Material Co Ltd	Japan	X
Gold	Ohio Precious Metals Llc	United States	X
Gold	Ohura Precious Metal Industry Co, Ltd	Japan	X
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastvetmet)	Russian Federation	X

Gold	OJSC Kolyma Refinery	Russian Federation
Gold	PAMP SA	Switzerland	X
Gold	Penglai Penggang Gold Industry Co Ltd	China
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	X
Gold	PX Précinox SA	Switzerland	X
Gold	Rand Refinery (Pty) Ltd	South Africa	X
Gold	Royal Canadian Mint	Canada	X
Gold	Sabin Metal Corp	United States
Gold	Samduck Precious Metals	Korea, Republic of
Gold	Samwon Metals Corp	Korea, Republic of
Gold	Schone Edelmetaal BV	Netherlands	X
Gold	SEMPSA Joyería Platería SA	Spain	X
Gold	Shandong Zhaojin Gold & Silver Refinery Co Ltd	China	X
Gold	So Accurate Group, Inc	United States
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Solar Applied Materials Technology Corp	Taiwan	X
Gold	Sumitomo Metal Mining Co, Ltd	Japan	X
Gold	Tanaka Denshi Kogyo KK	Japan
Gold	Tanaka Kikinzoku Kogyo KK	Japan	X
Gold	The Great Wall Gold and Silver Refinery of China	China
Gold	The Refinery of Shandong Gold Mining Co Ltd	China	X
Gold	Tokuriki Honten Co, Ltd	Japan	X
Gold	Tongling nonferrous Metals Group Co, Ltd	China
Gold	Torecom	Korea, Republic of
Gold	Umicore Brasil Ltda	Brazil	X
Gold	Umicore Precious Metals Thailand	Thailand	X
Gold	Umicore SA Business Unit Precious Metals Refining	Belgium	X
Gold	United Precious Metal Refining, Inc	United States	X
Gold	Valcambi SA	Switzerland	X
Gold	Western Australian Mint trading as The Perth Mint	Australia
Gold	Xstrata Canada Corp	Canada
Gold	Yamamoto Precious Metal Co, Ltd	Japan	X
Gold	Yokohama Metal Co Ltd	Japan
Gold	Yunnan Copper Industry Co Ltd	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corp	China	X
Gold	Zijin Mining Group Co Ltd	China	X

Tantalum	Changsha South Tantalum Niobium Co, Ltd	China	X
Tantalum	Conghua Tantalum and Niobium Smeltry	China	X

Tantalum	Duoluoshan	China	X
Tantalum	Exotech Inc	United States	X
Tantalum	F&X Electro-Materials Ltd	China	X
Tantalum	Gannon & Scott	United States
Tantalum	Global Advanced Metals Aizu	Japan	X
Tantalum	Global Advanced Metals Boyertown	United States	X
Tantalum	Guangdong Zhiyuan New Material Co, Ltd	China	X
Tantalum	H.C. Starck Co, Ltd	Thailand	X
Tantalum	H.C. Starck GmbH Goslar	Germany	X
Tantalum	H.C. Starck GmbH Laufenburg	Germany	X
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	X
Tantalum	H.C. Starck Inc	United States	X
Tantalum	H.C. Starck Ltd	Japan	X
Tantalum	H.C. Starck Smelting GmbH & Co KG	Germany	X
Tantalum	Hengyang King Xing Lifeng New Materials Co, Ltd	China	X
Tantalum	Hi-Temp specialty metals Inc	United States	X
Tantalum	JiuJiang JinXin Nonferrous Metals Co, Ltd	China	X
Tantalum	JiuJiang Tambre Co Ltd	China	X
Tantalum	KEMET Blue Powder	United States	X
Tantalum	King-Tan Tantalum Industry Ltd	China	X
Tantalum	LSM Brasil SA	Brazil	X
Tantalum	Metallurgical Products India Pvt Ltd	India	X
Tantalum	Mineração Taboca SA	Brazil	X
Tantalum	Mitsui Mining & Smelting	Japan	X
Tantalum	Molycorp Silmet AS	Estonia	X
Tantalum	Ningxia Orient Tantalum Industry Co, Ltd	China	X
Tantalum	Plansee SE Liezen	Austria	X
Tantalum	Plansee SE Reutte	Austria	X
Tantalum	QuantumClean	United States	X
Tantalum	RFH Tantalum Smeltry Co, Ltd	China	X
Tantalum	Shanghai Jiangxi Metals Co Ltd	China
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	X
Tantalum	Solikamsk Metal Works	Russian Federation
Tantalum	Taki Chemical	Japan	X
Tantalum	Tantalite Resources	South Africa
Tantalum	Telex Metals	United States
Tantalum	Ulba	Kazakhstan	X
Tantalum	Yichun Jin Yang Rare Metal Co, Ltd	China	X
Tantalum	Zhuzhou Cement Carbide	China	X

Tin	Alpha	United States	X
Tin	China Minmetals	China
Tin	China Rare Metal Materials Co	China
Tin	China Tin Group Co, Ltd	China
Tin	CNMC (Guangxi) PGMA Co Ltd	China
Tin	Cookson	United States
Tin	Cooper Santa	Brazil
Tin	CV DS Jaya Abadi	Indonesia
Tin	CV Duta Putra Bangka	Indonesia
Tin	CV Gita Pesona	Indonesia
Tin	CV JusTindo	Indonesia
Tin	CV Makmur Jaya	Indonesia
Tin	CV Nurjanah	Indonesia
Tin	CV Prima Timah Utama	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV United Smelting	Indonesia	X
Tin	Dowa	Japan	X
Tin	EM Vinto	Bolivia	X
Tin	Estanho de Rondônia SA	Brazil
Tin	Fenix Metals	Poland
Tin	Geiju Non-Ferrous Metal Processing Co Ltd	China	X
Tin	Gejiu Kai Meng Industry and Trade Llc	China
Tin	Gejiu Non-Ferrous Metal Processing Co Ltd	China	X
Tin	Gejiu Zi-Li	China
Tin	Huichang Jinshunda Tin Co Ltd	China
Tin	Jiangxi Nanshan	China
Tin	Kai Unita Trade Llc	China
Tin	Linwu Xianggui Smelter Co	China
Tin	Magnu's Minerais Metais e Ligas Ltda	Brazil	X
Tin	Malaysia Smelting Corp (MSC)	Malaysia	X
Tin	Melt Metais e Ligas S/A	Brazil	X
Tin	Metallo Chimique	Belgium	X
Tin	Mineração Taboca SA	Brazil	X
Tin	Minsur	Peru	X
Tin	Mitsubishi Materials Corp	Japan	X
Tin	Novosibirsk Integrated Tin Works	Russian Federation
Tin	O.M. Manufacturing (Thailand) Co, Ltd	Thailand
Tin	O.M. Manufacturing Philippines, Inc	Philippines	X
Tin	OMSA	Bolivia
Tin	PT Alam Lestari Kencana	Indonesia

Tin	PT Artha Cipta Langgeng	Indonesia	X
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	X
Tin	PT Babel Inti Perkasa	Indonesia	X
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Putra Karya	Indonesia	X
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Bangka Tin Industry	Indonesia	X
Tin	PT Belitung Industri Sejahtera	Indonesia	X
Tin	PT Billitin Makmur Lestari	Indonesia
Tin	PT Bukit Timah	Indonesia	X
Tin	PT DS Jaya Abadi	Indonesia	X
Tin	PT Eunindo Usaha Mandiri	Indonesia	X
Tin	PT Fang Di Multindo	Indonesia
Tin	PT HP Metals Indonesia	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	PT Karimun Mining	Indonesia
Tin	PT Koba Tin	Indonesia
Tin	PT Mitra Stania Prima	Indonesia	X
Tin	PT Panca Mega	Indonesia
Tin	PT Panca Mega Persada	Indonesia	X
Tin	PT Pelat Timah Nusantara Tbk	Indonesia
Tin	PT Prima Timah Utama	Indonesia	X
Tin	PT Refined Bangka Tin	Indonesia	X
Tin	PT Sariwiguna Binasentosa	Indonesia	X
Tin	PT Seirama Tin investment	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia	X
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Supra Sukses Trinusa	Indonesia
Tin	PT Tambang Timah	Indonesia
Tin	PT Timah	Indonesia
Tin	PT Timah (Persero) Tbk Kundur	Indonesia	X
Tin	PT Tinindo Inter Nusa	Indonesia	X
Tin	PT Tommy Utama	Indonesia
Tin	PT Yinchendo Mining Industry	Indonesia
Tin	Rui Da Hung	Taiwan
Tin	Soft Metais, Ltda	Brazil	X
Tin	Thailand Smelting and Refining Co Ltd	Thailand
Tin	Thaisarco	Thailand	X
Tin	White Solder Metalurgia e Mineração Ltda	Brazil	X

Tin	Yunnan Chengfeng Non-ferrous Metals Co, Ltd	China
Tin	Yunnan Tin Group (Holding) Co Ltd	China	X

Tungsten	A.L.M.T. Corp	Japan
Tungsten	ATI Metalworking Products	United States
Tungsten	Chaozhou Xianglu Tungsten Industry Co Ltd	China
Tungsten	Chenzhou Diamond Tungsten Products Co, Ltd	China	X
Tungsten	China Minmetals Corp	China
Tungsten	China Minmetals Nonferrous Metals Co Ltd	China
Tungsten	Chongyi Zhangyuan Tungsten Co, Ltd	China
Tungsten	Dayu Weiliang Tungsten Co, Ltd	China
Tungsten	Fujian Jinxin Tungsten Co, Ltd	China	X
Tungsten	Ganxian Shirui New Material Co, Ltd	China
Tungsten	Ganzhou Huaxing Tungsten Products Co, Ltd	China	X
Tungsten	Ganzhou Jiangwu Ferrotungsten Co, Ltd	China	X
Tungsten	Ganzhou Non-ferrous Metals Smelting Co, Ltd	China
Tungsten	Ganzhou Seadragon W & Mo Co, Ltd	China	X
Tungsten	Global Tungsten & Powders Corp	United States	X
Tungsten	Guangdong Xianglu Tungsten Co, Ltd	China
Tungsten	H.C. Starck	Germany
Tungsten	H.C. Starck GmbH	Germany
Tungsten	H.C. Starck Smelting GmbH & Co KG	Germany
Tungsten	Hunan Chenzhou Mining Group Co, Ltd	China
Tungsten	Hunan Chunchang Nonferrous Metals Co, Ltd	China	X
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co, Ltd	China
Tungsten	Japan New Metals Co Ltd	Japan	X
Tungsten	Jiangwu H.C. Starck Tungsten Products Co, Ltd	China
Tungsten	Jiangxi Gan Bei Tungsten Co, Ltd	China	X
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co, Ltd	China
Tungsten	Jiangxi Richsea New Materials Co, Ltd	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co, Ltd	China
Tungsten	Jiangxi Tungsten Industry Co Ltd	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co, Ltd	China
Tungsten	Jiangxi Yaosheng Tungsten Co, Ltd	China
Tungsten	Kennametal Fallon	United States
Tungsten	Kennametal Huntsville	United States
Tungsten	Malipo Haiyu Tungsten Co, Ltd	China	X
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing Llc	Vietnam

Tungsten	Tejing (Vietnam) Tungsten Co Ltd	Vietnam
Tungsten	Vietnam Youngsun Tungsten Industry Co, Ltd	Vietnam	X
Tungsten	Wolfram Bergbau und Hütten AG	Austria	X
Tungsten	Wolfram Co CJSC	Russian Federation
Tungsten	Xiamen Tungsten (H.C.) Co, Ltd	China	X
Tungsten	Xiamen Tungsten Co, Ltd	China	X
Tungsten	Xinhai Rendan Shaoguan Tungsten Co, Ltd	China
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	China